Exhibit-99.a


                     THE ENTERPRISE GROUP OF FUNDS II, INC.
                     --------------------------------------

                            ARTICLES OF INCORPORATION


                                    ARTICLE I

                                  INCORPORATOR
                                  ------------

      The undersigned, Patricia Louie, whose post office address is 1290 Avenue of the Americas, New York, NY 10104, being at least 18 years of age, does hereby act as an incorporator, under and by virtue of the General Corporation Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                   ARTICLE II

                                      NAME
                                      ----

      The name of the corporation (hereinafter referred to as the "Corporation") is:
                       The Enterprise Group of Funds II, Inc.

                                   ARTICLE III

                               PURPOSE AND POWERS
                               ------------------

      The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

      (1) To conduct and carry on the business of an investment company of the management type.

      (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

      (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine, provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall be not less than the net asset value per share of such capital stock outstanding at the time of such event.

      (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation.

      (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

      The Corporation shall be authorized to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Corporation Law of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

      The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------

      The Corporation has authority to issue a total of Fourteen Billion Five Hundred Million (14,500,000,000) shares of Common Stock, $.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $14,500,000. The authorized shares of Common Stock are classified and designated as series (each a "Series") and classes (each class of a Series, a "Class"), as follows.

-----------------------------------------------------------------------------------------------
       NAME OF SERIES             CLASS A         CLASS B          CLASS C          CLASS Y
                               COMMON STOCK     COMMON STOCK     COMMON STOCK     COMMON STOCK
-----------------------------------------------------------------------------------------------
Multi-Cap Growth Fund            200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Small Company Growth Fund        200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Small Company Value Fund         200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Capital Appreciation Fund        400,000,000     200,000,000      200,000,000      200,000,000
-----------------------------------------------------------------------------------------------
Deep Value Fund                  200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Equity Fund                      200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Equity Income Fund               200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Growth Fund                      200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Growth and Income Fund           200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
International Growth Fund        200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Global Financial Services        200,000,000     100,000,000      100,000,000      100,000,000
Fund
-----------------------------------------------------------------------------------------------
Global Socially Responsive       200,000,000     100,000,000      100,000,000      100,000,000
Fund
-----------------------------------------------------------------------------------------------
Mergers and Acquisitions Fund    200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Managed Fund                     400,000,000     200,000,000      200,000,000      200,000,000
-----------------------------------------------------------------------------------------------
Strategic Allocation Fund        200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Government Securities Fund       200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
High-Yield Bond Fund             200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Tax-Exempt Income Fund           200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Total Return Fund                200,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Technology Fund                  400,000,000     200,000,000      200,000,000      200,000,000
-----------------------------------------------------------------------------------------------
Money Market Fund                500,000,000     100,000,000      100,000,000      100,000,000
-----------------------------------------------------------------------------------------------
Short-Duration Bond Fund         200,000,000     200,000,000      200,000,000      200,000,000
-----------------------------------------------------------------------------------------------

In addition to the above, the Corporation has the authority to issue One Billion Four Hundred Million Shares (1,400,000,000) shares of Common Stock, undesignated as to Series or Class.

      In addition to the Series and Classes described above, the Board of Directors is authorized to and may issue the Common Stock in one or more new Series and Classes and may reclassify and re-designate any previously classified and designated shares. Any reclassified and re-designated shares and any shares of a new Series or Class shall have such distinctive designations as may be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors. In such resolution or resolutions providing for the issuance of such shares, the Board of Directors is hereby expressly authorized and empowered to fix the number of shares constituting an existing or new Series or Class.

      (a) The holders of each share of Common Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, irrespective of the Series or Class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of Stockholders, all shares of Common Stock of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by Series or Class except that: (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual Series or Class; (2) only shares of a Series or Class are entitled to vote on matters concerning only that Series or Class; and (3) on matters relating to all Series or Classes, but affecting the Series or Classes differently, separate votes by such Series or Classes are required.

      (b) Each Series or Class of Common Stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

          (1) The shares of each Series and Class, when issued, will be fully paid and non-assessable, will have no preference, preemptive, conversion rights other than described herein, exchange, or similar rights, and will be freely transferable.

          (2) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on all shares of any Series or Class, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors. Such dividends or distributions may differ in amounts, kind and time of payment or distribution among the Series or Classes.

              (i) Dividends or distributions on shares of any Series or Class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such Series or Class.

              (ii) Inasmuch as one goal of the Corporation is to qualify each Series as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends on the stock of any Series, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable any such Series to qualify as a regulated investment company and to avoid liability for the Series for Federal income tax in respect of that year.

          (3) The assets belonging to any Series or Class shall be charged with the liabilities in respect of such Series or Class, and each Series or Class shall also be charged with its share of the general liabilities of the Corporation in proportion to the asset value of the respective Series or Class. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, the allocation of the same as to a given Series or Class, and whether the same or general assets of the Corporation are allocable to one or more Series or Classes.

      (c) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular Class may be automatically converted into shares of another Class based on the relative net asset values of such Classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the Classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

                                   ARTICLE VI

                PROVISIONS FOR DEFINING, LIMITING, AND REGULATING
                    CERTAIN POWERS OF THE CORPORATION AND OF
                          THE DIRECTORS AND STOCKHOLDER
                          -----------------------------

      (1) The number of directors of the Corporation shall be five , which number may be increased pursuant to the bylaws of the Corporation but shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualified are:
                                 Steven M. Joenk

                               William T. Mitchell

                                 Arthur T. Dietz

                                  Arthur Howell

                                 Lonnie H. Pope

      (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the bylaws of the Corporation or in the General Corporation Law of the State of Maryland.

      (3) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

      (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland.

      (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the bylaws of the Corporation except any particular bylaw which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

                                   ARTICLE VII

                    REDEMPTION, EXCHANGE, FRACTIONAL SHARES,
                              AND OWNERSHIP RECORD
                              --------------------

      (1) Each holder of shares of a particular Series or Class shall have the right at such times and on such terms and conditions as may be permitted by the

Corporation to require the Corporation to redeem all or any part of his shares of that Series or Class at a redemption price per share equal to the net asset value per share of that Series or Class next determined in accordance with
Article VII(2) after the shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash as to one or more Series or Classes unwise or undesirable, the Corporation may make payment wholly or partly in securities or other assets belonging to the Series or Class of which the shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

      Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series or Class to require the Corporation to redeem shares of that Series or Class during any period or at any time when and to the extent permissible under the Investment Company Act of 1940, as amended.

      Furthermore, the Board of Directors may, at its option and on not less than thirty (30) days notice, require redemption of all shares of record of any one holder of shares of any Series or Class when that holder's total shareholdings of such Series or Class have a net asset value of $200 or less at the date of notice of such redemption. Such a redemption will not be completed if the shareholder purchases sufficient shares during the thirty day notice period to bring the net asset value of the holder's shares in such Series or Class above $200.

      (2) The net asset value per share of any Series or Class shall be the quotient obtained by dividing the value of the net assets of that Series or

Class (being the value of the assets belonging to that Series or Class less the liabilities belonging to that Series or Class) by the total number of shares of that Series or Class outstanding.

      The Board of Directors may determine to maintain the net asset value per share of any Series or Class at a designated constant dollar amount. In connection therewith, the Board of Directors may adopt procedures not inconsistent with the Investment Company Act of 1940, as amended, for the continuing declarations of income attributable to that Series or Class as dividends payable in additional shares of that Series or Class at the designated constant dollar amount and for the redemption of shares as necessary to maintain a constant net asset value in the event of any losses attributable to that Series or Class.

      (3) All shares of each particular Series or Class all represent an equal proportionate interest in the assets belonging to that Series or Class (subject to the liabilities belonging to that Series or Class), and each share of any particular Series or Class shall be equal to each other share of that Series or Class. The Board of Directors may from time to time divide or combine the shares of any particular Series or Class into a greater or lesser number of shares of that Series or Class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or Class or in any way affecting the rights of shares of any other Series or Class.

       (4) Subject to compliance with the requirements of the Investment Company Act of 1940, as amended, the Board of Directors shall have the authority to provide that holders of shares of any Series or Class shall have the right to convert or exchange said shares into shares of one or more other Series or Classes of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

      (5) The Corporation may issue, sell, redeem, repurchase, and otherwise deal in and with shares of its capital stock of all or any Series or Classes in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock of all and any Series or Classes having proportionately to the respective fractions represented thereby all the rights of whole shares of all or any Series or Class, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, provided that the issue of shares in fractional denominations or certificates therefor of all or any Series or Class shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the bylaws.

      (6) The Corporation may issue shares in open account form without issuance or delivery of certificates therefor, in which case the ownership of such shares shall be reflected exclusively by entry on the books of the Corporation.

                                  ARTICLE VIII

                              DETERMINATION BINDING
                              ---------------------

      Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group, in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX

                               PERPETUAL EXISTENCE
                               -------------------


      The duration of the Corporation shall be perpetual.

                                    ARTICLE X

                                    AMENDMENT
                                    ---------

      The Corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.

      IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 14th day of December, 2004.



                                          /S/ Patricia Louie
                                          ------------------------------
                                          Patricia Louie




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